CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Post-Effective Amendment No. 95 to Registration Statement No. 033-19338 on Form N-1A of AIM Investment Funds (Invesco Investment Funds) (the “Registration Statement”) of our reports relating to the financial statements and financial highlights of the Morgan Stanley Funds noted in the table below, appearing in the Annual Report on Form N-CSR of each respective fund for the respective fiscal year end dates as indicated in the table below.
We also consent to the reference to us under the heading “Financial Highlights” in each respective Prospectus of Invesco Alternative Opportunities Fund (Classes A, C, R, Y), Invesco Alternative Opportunities Fund (Institutional Class), Invesco Commodities Strategy Fund (Classes A, B, C, R, Y), Invesco Commodities Strategy Fund (Institutional Class), Invesco FX Alpha Plus Strategy Fund (Classes A, C, R, Y), Invesco FX Alpha Plus Strategy Fund (Institutional Class), Invesco FX Alpha Strategy Fund (Classes A, C, R, Y), Invesco FX Alpha Strategy Fund (Institutional Class), Invesco Global Advantage Fund, Invesco Global Dividend Growth Securities Fund, Invesco Health Sciences Fund, and Invesco Pacific Growth Fund, which are part of such Registration Statement.

Fund	Fiscal Year End	Report Date
Morgan Stanley Series Funds:
Morgan Stanley Alternative Opportunities Fund	July 31, 2009	September 25, 2009
Morgan Stanley Commodities Alpha Fund	July 31, 2009	September 29, 2009
Morgan Stanley Commodities Alpha Fund (Cayman), Ltd.	July, 31, 2009	September 29, 2009
Morgan Stanley FX Series Funds:
The FX Alpha Plus Strategy Portfolio	October 31, 2009	December 28, 2009
The FX Alpha Strategy Portfolio	October 31, 2009	December 28, 2009
Morgan Stanley Global Advantage Fund	May 31, 2009	July 24, 2009
Morgan Stanley Global Dividend Growth Securities	March 31, 2009	May 27, 2009
Morgan Stanley Health Sciences Trust	July 31, 2009	September 25, 2009
Morgan Stanley Pacific Growth Fund Inc.	October 31, 2009	December 28, 2009
/s/ Deloitte & Touche LLP
New York, New York
May 26, 2010